EXHIBIT 99.1

NEWS RELEASE
Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV 89703

Gryphon Gold Corporation Announces
Fiscal Year End 2012 Financial Results Conference Call

CARSON CITY, NV, June 18, 2012 -- Gryphon Gold Corp. (TSX: GGN / OTCBB: GYPH), a gold exploration, development and production company focused on its Borealis Oxide Heap Leach Project (“Borealis Project”) in Nevada, announced today that it will release its fiscal year end 2012 financial results after the close of financial markets on Thursday, June 28, 2012.

A conference call and webcast will be held at 11:30 a.m. Eastern Time on Friday, June 29, 2012, in which management will review its results and progress in advancing the Borealis Project, followed by a question and answer session.  The conference call can be accessed by dialing (201) 689-8560.  The listen-only audio webcast can be monitored at www.gryphongold.com.

A telephonic replay will be available from 1:30 p.m. Eastern Time the day of the teleconference until Friday, July 6, 2012.  To listen to a replay of the call, dial (858) 384-5517 and enter replay pin number 396253.  Alternatively, the archive of the webcast will be available on the Company’s website at www.gryphongold.com.  A transcript will also be posted to the Company’s website, once available.

ABOUT GRYPHON GOLD:
Gryphon Gold is an exploration, development and production company focused on precious metals and is currently producing at its Borealis property, located in Nevada’s Walker Lane Gold Belt.  The plan for the Borealis property is to advance production of the oxide heap leachable gold and silver and to further expand and develop the significant sulphide resource through exploration, metallurgical design and sulphide project permitting and development.  The Borealis property is unpatented mining claims (including claims leased to the Company’s wholly owned subsidiary) of approximately 20 acres each, totaling about 15,020 acres, which has successful past production.

Gryphon Gold routinely posts news and other important information on its website, www.gryphongold.com.

For further information, contact:

Company
Lisanna Lewis
Vice President, Treasurer
Phone:  (604) 261-2229
Email:  llewis@gryphongold.com

Investor Relations
Deborah K. Pawlowski
Kei Advisors LLC
Phone:  (716) 843-3908
Email:  dpawlowski@keiadvisors.com